UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: February 10, 2006)
AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

699 WALNUT STREET
DES MOINES, IOWA		50309-3948

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (515) 362-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 10, 2006, the Board of Directors (“Board”) of AmerUs Group Co. (“Company”) approved certain actions taken by the Human Resources and Compensation Committee of the Board (“Committee”) to determine compensation for named executive officers and directors as more fully described below.
Executive Officer Compensation
After a review by the Committee of performance and competitive market data, the Committee established the following annual base salaries, 2005 Management Incentive Payments, 2004 Long-Term Incentive Plan Payments and 2006 Long-Term Incentive Plan Awards for the Company’s named executive officers.

			2004 Long-Term
		2006 Long-Term	Incentive Plan
		Incentive Plan	Awards[1]
		Award[1]	(in shares of	2004 Management
		(in restricted	Company common	Incentive
Name and Position	2006 Base Salary ($)	stock units)	stock)	Payment[2]($)

Thomas C. Godlasky
Chairman, President
and Chief Executive Officer	750,000	15,000	22,500	966,000

Gregory D. Boal
Executive Vice President &
Chief Investment Officer	475,000	8,000	14,100	625,000

Brian J. Clark
Executive Vice President &
Chief Product Officer	450,000	8,000	12,000	325,000

Mark V. Heitz
President & Chief
Executive Officer
AmerUs Annuity Group	460,000	7,000	13,500	325,000

Gary R. McPhail
President & Chief
Executive Officer
AmerUs Life Insurance Group	460,000	8,000	14,100	400,000

Roger K. Brooks[3]
Former Chairman and Chief Executive Officer	N/A	N/A	N/A	1,142,000

[1]	These awards were granted under the Company’s 2003 Stock Incentive Plan, as amended, in accordance with the Long-Term Incentive Plan Procedures for Granting Awards (“LTIP Procedures”) and the forms of Long-Term Incentive Plan award filed as Exhibits 99.1 and 99.2, respectively, to the Company’s Current Report on Form 8-K dated May 4, 2005 (“May 4 Report”).

[2]	The Company’s named executive officers participate in an annual incentive program for senior executives under the Company’s Management Incentive Plan (“MIP”). The MIP provides for an annual incentive pool of money using a formula detailed in the Management Incentive Plan Procedures for Granting Awards to Certain Executives detailed in Exhibit 99.1 to the May 4 Report. In general, the annual incentive pool is allocated to named executive officers based on a percentage of each named executive officer’s base compensation and the extent to which the Company and named executive officer have met pre-established business and/or financial goals. The percentage of each named executive officer’s base compensation used to determine the incentive payment is determined by the Committee and ranges from 30 percent to 200 percent of base compensation, depending on the named executive officer. The MIP awards listed in the table are for performance during 2005, but are to be paid in 2006.

[3]	Mr. Brooks retired from his position as Chairman and Chief Executive Officer on December 29, 2005 and remains a member of the board of directors of the Company.

2006 Long-Term Incentive Plan Performance Criteria
The Committee established performance criteria for 2006 Long-Term Incentive Plan awards in accordance with the LTIP Procedures. These awards will be earned based on performance relative to: total shareholder return compared to a group of peer companies and growth in book value per share compared to a group of peer companies. Each performance measure is given 50 percent weight.
Non-Employee Directors Fees
The Board approved the following fees effective April 1, 2006 for the Company’s non-employee directors for service as a director of the Company:
Fees

Board members

Annual retainer	$20,000

Meeting fee per day	$2,500

Standing committee meeting fee	$1,500

Chairman of standing committee meeting fee	$1,500

Vice Chairman of standing committee meeting fee	$750

Presiding director annual retainer	$4,000

Meeting fee per day for board, committee, or other meeting held other than in connection with a regular quarterly board meeting	$2,500

Meeting fee for board or committee meeting held by telephone conference	$1,000

Payment of fees
All board and committee fees shall be paid quarterly after service.

Expenses
Each director shall be reimbursed for reasonable and necessary expenses incurred in attending board or committee meetings.

Deferred Payment Plan
A director may elect to have payment of all or part of his or her director’s fees for a particular year deferred by making a written election with the Company.
Restricted Stock
Each non-employee director shall be granted 1,250 restricted shares of the Company’s common stock annually. These shares cannot be sold, transferred, pledged or assigned by the grantee for a period of three years from the date of grant.
Restricted Stock Purchase Plan
A director may elect to receive restricted stock in lieu of all or part of his or her director fees. The number of shares of restricted stock a director will receive is equal to the dollar amount of fees divided by 75 percent of the fair market value of the Company’s common stock as of the payment date. The stock so received may not be sold, transferred, pledged or assigned for a period of two years following the payment date.
Other Benefits
The Company provides travel accident insurance in the amount of $250,000 in the case of accidental death of a director while traveling on Company business. Directors are eligible to participate in the Company’s gift matching program whereby a director’s gift to a college or university will be matched up to $1,000 by the Company. Directors are eligible for a discount similar to employees on any life insurance or annuity product issued by one of the Company’s insurance subsidiaries.
New Directors
Each person upon his or her initial appointment or election to the board as a non-management director shall be granted 2,500 restricted shares of the Company’s common stock. These shares cannot be sold, transferred, pledged or assigned by the grantee for a period of three years from the date of grant.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Andrew J. Paine, Jr. will retire from the board of directors of the Company effective as of the date of the annual meeting of the Company’s shareholders on May 4, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Melinda S. Urion
Melinda S. Urion
Executive Vice President, Chief Financial Officer & Treasurer

Dated: February 16, 2006